AMENDMENT TO THE
STOCKHOLDER PROTECTION RIGHTS AGREEMENT

     This Amendment dated as of October 8, 2006 (this “Amendment”) to the Stockholder Protection Rights Agreement, dated as of June 8, 1999 (the “Rights Agreement”), between Mercantile Bankshares Corporation, a Maryland corporation (the “Company”), and Mercantile-Safe Deposit and Trust Company, a Maryland trust company, as Rights Agent (the “Rights Agent”). Capitalized terms used herein and not defined shall have the meanings specified in the Rights Agreement.

     WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of October 8, 2006 (as amended, supplemented, modified or replaced from time to time, the “Merger Agreement”), by and between the Company and The PNC Financial Services Group, Inc. (“PNC”), a Pennsylvania corporation, providing for the merger of the Company with and into PNC (the “Merger”), with PNC continuing as the surviving corporation;

     WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger, are in the best interests of the Company and its shareholders;

     WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement, that an amendment to the Rights Agreement as set forth herein is necessary and desirable to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of the Rights Agreement, subject to the limitations set forth in such Section 5.4; and

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth herein;

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Rights Agent hereby agree as follows:

      A.     Amendment of Certain Definitions.

     Section 1.1 of the Rights Agreement is supplemented to add the following definitions in the appropriate alphabetical locations:

“Buyer” shall mean The PNC Financial Services Group, Inc., a Pennsylvania corporation.

“Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of October 8, 2006, by and between the Company and Buyer, as it may be amended, supplemented, modified or replaced from time to time.

     The definition of “Acquiring Person” in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither Buyer, nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person solely as a result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger.”

     The definition of “Expiration Time” in Section 1.1 of the Rights Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Expiration Time” shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the close of business on the tenth anniversary of the Record Time and (iv) the Effective Time (as defined in the Merger Agreement).

     The definition of “Flip-in Date” in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Flip-in Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger.”

     The definition of “Flip-over Transaction or Event” in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Flip-over Transaction or Event shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger.”

     The definition of “Separation Time” in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Separation Time shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger.”

     The definition of “Stock Acquisition Date” in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger.”

     B.     Amendment to Section 2.3. Section 2.3 of the Rights Agreement is amended to add the following sentence at the end thereof as a new Section 2.3(h):

“      (h)      Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger.”

     C.     Effect of Amendment. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby. This Amendment shall be construed in accordance with and as a part of the Rights Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Rights Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed. In the event that the Merger Agreement is terminated by either the Company or PNC, in accordance with Section 8.1 thereof, this Amendment shall be deemed to be no longer in effect.

     D.     Waiver of Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

     E.     Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

     F.     Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     G.     Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     H.     Effective Date of Amendment. This Amendment shall be deemed effective as of the date first written above, as if executed on such date, when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     I.     Descriptive Headings. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

MERCANTILE BANKSHARES
CORPORATION

By:	/s/ Edward S. Kelly, III

	Name:	Edward S. Kelly, III
	Title:	Chairman, President & CEO

MERCANTILE-SAFE DEPOSIT AND
TRUST COMPANY

By:	/s/ John L. Unger

	Name:	John L. Unger
	Title:	Executive Vice President & General Counsel